UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2010

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

On February 8, 2010, Dr. Adam W. Herbert, Jr., one of our current directors, informed the Governance and Nominating Committee of the Board of Directors that he is retiring from the Board due to personal time constraints and that he is declining to stand for re-election at the 2010 Annual Meeting of Shareholders. Dr. Herbert will continue to serve as a St. Joe director until the Annual Meeting.

Adoption of 2010 Short-Term Incentive Plan

On February 8, 2010, the Compensation Committee of the Board of Directors adopted the 2010 Short-Term Incentive Plan and designated target awards (calculated as a percentage of base salary) for each of Wm. Britton Greene, President and Chief Executive Officer, and William S. McCalmont, Executive Vice President and Chief Financial Officer. The target award percentages are 100% for Mr. Greene and 75% for Mr. McCalmont. The possible payouts under the Plan range from 0% to 100% of these target awards based upon achievement of the Company’s performance goals and the Compensation Committee’s discretion. The Committee, in its discretion, may pay more than 100% for exceptional performance.

For the 2010 plan, the Compensation Committee established performance goals based on four components of Company performance:

(1) Achieve the 2010 business plan and maintain a strong liquidity position;
(2) Advance economic development in West Bay;
(3) Re-program existing and advance new residential communities in preparation for market recovery;
(4) Optimize forestry operations to generate additional revenue from new sources by year end 2010.

The Compensation Committee will have complete discretion over the weighting and determination of relative achievement of the goals based on the Committee’s qualitative assessment of Company performance for 2010. The Committee will determine the actual awards under the Plan during the first quarter of 2011.

A copy of the 2010 Short-Term Incentive Plan is filed as Exhibit 10.1 hereto. The foregoing description of the 2010 Short-Term Incentive Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference.

Awards of Restricted Stock

On February 8, 2010, the Compensation Committee awarded shares of restricted stock with performance-based vesting conditions to members of management, including an award of 47,058 shares to Mr. Greene, and 18,170 shares to Mr. McCalmont.

The vesting of these shares will be based on the performance of the Company’s stock price from February 8, 2010 through January 31, 2013. The total shareholder return of the Company’s stock during the performance period will be measured and compared to the total shareholder return of the companies within the S&P 500 Index (weighted at 40%) and a selected peer group of real estate related companies (weighted at 60%). The number of shares that will actually vest, if any, under the awards will be determined in a manner consistent with the Company’s prior awards of restricted stock with performance-based vesting conditions.

On February 8, 2010, the Compensation Committee also awarded shares of restricted stock with time-based vesting to members of management, including an award of 23,529 shares to Mr. Greene, and 16,352 shares to Mr. McCalmont. The Committee awarded to Mr. Greene an additional 25,000 shares of restricted stock with time-based vesting on February 9, 2010. All of these shares will vest in equal installments over four years.

The Restricted Stock Agreements for the awards contain provisions regarding, among other matters, the forfeiture of shares, accelerated vesting of shares, the possible receipt of a cash payment in certain events, transfer restrictions and certain shareholder rights. All of these terms are consistent with the provisions of the Company’s 2009 Equity Incentive Plan previously described in the Company’s Proxy Statement on Schedule 14A filed on March 31, 2009, which description is incorporated by reference.

A copy of the Forms of Restricted Stock Agreements used in connection with these grants are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K. The foregoing description of the Restricted Stock Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Forms of Restricted Stock Agreements, which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 2010 Short-Term Incentive Plan.

10.2 Form of Restricted Stock Agreement under 2009 Equity Incentive Plan (for awards with performance-based vesting conditions).

10.3 Form of Restricted Stock Agreement under 2009 Equity Incentive Plan (for awards with time-based vesting conditions).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

February 12, 2010	By:	/s/ Reece B. Alford

Name: Reece B. Alford
Title: Senior Vice President, Corporate Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	2010 Short-Term Incentive Plan.
10.2	Form of Restricted Stock Agreement under 2009 Equity Incentive Plan (for awards with performance-based vesting conditions).
10.3	Form of Restricted Stock Agreement under 2009 Equity Incentive Plan (for awards with time-based vesting conditions).